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                                                                 Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Directors
Belden & Blake Corporation

We consent to the incorporation by reference in the Registration Statements Nos. 33-62800 and 33-87556 on Forms S-3 and in the Registration Statement No. 33-69802 on Form S-8 and in the related Prospectuses of our report dated March 7, 1995, with respect to the consolidated financial statements of Belden & Blake Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.



                                                        ERNST & YOUNG LLP

Cleveland, Ohio
March 27, 1995